UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 10, 2013 (May 6, 2013)

TRISTAR WELLNESS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-29981	91-2027724
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Saugatuck Ave. Westport CT 06880
(Address of principal executive offices) (zip code)

(203) 226-4449
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 6, 2013, we closed the acquisition of HemCon Medical Technologies Inc., an Oregon corporation (“HemCon”), pursuant to the terms of an Agreement for Purchase and Sale of Stock entered into by and between us and HemCon (the “Agreement”).   The Agreement was entered into as part of HemCon’s Fifth Amended Plan of Reorganization in its bankruptcy proceeding (United States Bankruptcy Court, District of Oregon, Case No. 12-32652-elp11) and was approved by the Court as part of HemCon’s approved Plan of Reorganization.  Under the Agreement, we purchased 100 shares of HemCon’s common stock, representing 100% of HemCon’s then-outstanding voting securities, in exchange for $3,075,000 (the “Purchase Price”).  The Purchase Price was paid to the Court and the Trustee of the bankruptcy proceeding to be distributed to HemCon’s creditors in accordance with the Plan of Reorganization.

HemCon, founded in 2001, is a diversified life sciences company that develops, manufactures and markets innovative wound care/infection control medical devices. These products target the emergency medical, surgical, dental, military and over‐the‐counter (OTC), markets in the US and globally.  HemCon’s advanced wound care and infection control products are designed to quickly stop moderate to severe hemorrhaging in OTC, surgery, trauma, battlefield injuries, and surgical wounds. The company’s wound care products are presently either chitosan-based or oxidized cellulose.  Chitosan has long been recognized as a robust hemostat and provides natural antibacterial properties.  Historically chitosan has been difficult to reliably incorporate into manufactured wound care products.  HemCon has overcome these historical limitations and has been granted patents for its proprietary lyophilized and gauze-based manufacturing processes that allow for consistent and reliable commercial grade wound care and infection control products.  HemCon’s original medical device product, the HemCon Bandage, was developed in partnership with the U.S. Army.  Between 2003 and 2008, the bandage was the standard issue hemorrhage control bandage for all U.S. Army soldiers and is credited with saving hundreds of lives on the battlefield.  Under the Reorganization Plan, HemCon kept its wound care/infection control medical devices business and all assets related thereto.  The other segment of its operations, called the “LyP Product" which related to HemCon’s proprietary lyophilized human plasma and universal lyophilized plasma technology were spun out into a newly formed corporation and are not part of our acquisition of HemCon.

In connection with our acquisition of HemCon, we entered into employment agreements with Mr. Barry Starkman to serve as our Senior Vice President of Operations and the President and Chief Executive Officer of HemCon, and with Simon McCarthy to serve as Chief Scientist Officer of HemCon.  Under our employment agreement with Mr. Starkman his employment has an initial term from May 6, 2013 until April 30, 2015 and will automatically renew for two-year terms unless terminated by the parties in accordance with the agreement.  Mr. Starkman’s base salary is $250,000 per year with the possibility of up to 15% to 30% in incentive compensation based on meeting performance criteria to be established by us and HemCon.  Under the employment agreement with Mr. McCarthy his employment has an initial term from May 6, 2013 until April 30, 2015 and will automatically renew for two-year terms unless terminated by the parties in accordance with the agreement.  Mr. McCarthy’s base salary is $150,000 per year with the possibility of up to 15% in incentive compensation based on meeting performance criteria to be established by us and HemCon.

Prior to closing the acquisition of HemCon we borrowed money from several different parties, primarily the following:

1)
A Promissory Note with DayStar Funding, LP, a Texas limited partnership and a party controlled by Frederick A. Voight one of our officers and directors, in the principal amount of $2,500,000.  The note has an interest rate of 1.5% per month and is due on or before November 6, 2013.  Additionally, a loan fee of 2% of the principal amount is due and payable by us to lender on or before the maturity date.  In connection with this promissory note, we issued DayStar Funding, LP, warrants to purchase 1,500,000 shares of our common stock at an exercise price $2.74 per share, which was the fair market value of our common stock on the date of issuance.

2)
A Promissory Note with the Lawrence K. Ingber Trust, dated June 14, 1980, as amended and restated March 6, 2006, in the principal amount of $100,000.  The note has an interest rate of 1.5% per month, simple interest, and is due on or before November 6, 2013.  In connection with this promissory note, we issued the Lawrence K. Ingber Trust warrants to purchase 50,000 shares of our common stock at an exercise price $2.74 per share, which was the fair market value of our common stock on the date of issuance.

3)
A Promissory Note with James Linderman, the father of one of our officers and directors, in the principal amount of $100,000.  The note has an interest rate of 1.5% per month, simple interest, and is due on or before August 6, 2013.  In connection with this promissory note, we issued Mr. James Linderman warrants to purchase 50,000 shares of our common stock at an exercise price $2.74 per share, which was the fair market value of our common stock on the date of issuance.

4)
A Promissory Note with James Barickman, one of our officers and directors, in the principal amount of $50,000.  The note has an interest rate of 1.5% per month, simple interest, and is due on or before November 6, 2013.  In connection with this promissory note, we issued Mr. James Barickman warrants to purchase 25,000 shares of our common stock at an exercise price $2.74 per share, which was the fair market value of our common stock on the date of issuance.

5)
A Promissory Note with John Linderman, one of our officers and directors, in the principal amount of $50,000.  The note has an interest rate of 1.5% per month, simple interest, and is due on or before November 6, 2013.  In connection with this promissory note, we issued Mr. John Linderman warrants to purchase 25,000 shares of our common stock at an exercise price $2.74 per share, which was the fair market value of our common stock on the date of issuance.

6)
A Loan Agreement with an unaffiliated third party for a loan of up to $750,000, payable in two tranches, $400,000 was paid in connection with the closing of the acquisition of HemCon, and $350,000 payable within 20 days after the closing of the acquisition of HemCon.  The loan has an interest rate of 10% per annum and is due on or before November 6, 2013.

Item 2.01  Completion of Acquisition or Disposition of Assets

As noted in Item 1.01, above, on May 6, 2013, we closed the acquisition of HemCon Medical Technologies Inc., an Oregon corporation (“HemCon”), pursuant to the terms of an Agreement for Purchase and Sale of Stock entered into by and between us and HemCon (the “Agreement”).   The information contained in Item 1.01 regarding the terms of the transaction and HemCon’s business is incorporated by reference herein.

Item 3.02   Unregistered Sales of Equity Securities

Under the above promissory notes, we issued warrants to purchase a total of 1,650,000shares of our common stock at an exercise price of $2.74 per share.  The warrants vest immediately.  The warrants expire four (4) years after they vest.  We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances, as the investors were sophisticated investors, known to our management team and familiar with our operations.

Item 9.01   Financial Statements and Exhibits

Exhibits

10.1	Order Confirming Debtor’s Fifth Amended Plan of Reorganization and Plan of Reorganization in In re HemCon Medical Technologies, Inc. filed May 6, 2013

10.2	Agreement for Purchase and Sale of Stock entered into by and between TriStar Wellness Solutions, Inc. and HemCon Medical Services, Inc. dated April 18, 2013

10.3	Employment Agreement with Barry Starkman

10.4	Employment Agreement with Simon McCarthy

10.5	Promissory Note with DayStar Funding, LP dated May 6, 2013

10.6	Promissory Note with Lawrence K. Ingber Trust, dated June 14, 1980, as amended and restated March 6, 2006, dated May 6, 2013

10.7	Promissory Note with James Barickman dated May 6, 2013

10.8	Promissory Note with John Linderman dated May 6, 2013

10.9	Promissory Note with James Linderman dated May 6, 2013

10.10	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriStar Wellness Solutions, Inc. a Nevada corporation

Dated: May 10, 2013	By:	/s/ John Linderman
John Linderman
Its: Chief Executive Officer